Filed Pursuant to Rule 424(b)(5)
Registration File No.: 333-134516
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 7, 2006)

SANGAMO BIOSCIENCES, INC. Up to 3,000,000 Shares Common Stock
     We have entered into a sales agreement with Cantor Fitzgerald & Co. relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may issue and sell up to 3,000,000 shares of our common stock, $0.01 par value per share, from time to time through Cantor Fitzgerald & Co., as our agent for the offer and sale of the common stock.
     Our common stock is listed on Nasdaq Global Market under the symbol “SGMO.” The last reported sale price of our common stock on Nasdaq Global Market on May 17, 2007 was $6.92 per share.
     Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the Nasdaq Global Market, on any other existing trading market for our common stock, or through a market maker.
     Cantor Fitzgerald & Co. will be entitled to compensation of up to 5% of the gross sales price per share for any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald & Co. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation of Cantor Fitzgerald & Co. may be deemed to be underwriting commissions or discounts.
     Investing in our common stock involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cantor Fitzgerald & Co.
The date of this prospectus supplement is May 18, 2007.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Cantor Fitzgerald & Co. has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and Cantor Fitzgerald & Co. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date it is presented. Our business, financial condition, results of operations and prospects may have changed since these dates.

PROSPECTUS SUPPLEMENT
PROSPECTUS

i

          This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein and therein by reference, before making an investment decision.
RISK FACTORS
          Investing in our common stock involves risks. Before purchasing our common stock, you should carefully consider the risks included in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
DILUTION
If you purchase shares offered by this prospectus supplement, you will experience dilution to the extent of the difference between the sales price per share in this offering and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock. Our net tangible book value (unaudited) as of March 31, 2007 was approximately $44.0 million, or $1.25 per share, based on 35,064,032 shares of our common stock outstanding as of March 31, 2007.
The following summarizes the dilution per share after giving effect to the sale of all 3,000,000 shares of our common stock covered by this prospectus supplement at three different assumed average sale prices: (i) $6.92 per share, the closing sales price of our common stock on May 17, 2007; (ii) $9.92 per share, or the per share closing price on May 17, 2007 plus $3.00; and (iii) $3.92 per share, or the per share closing price on May 17, 2007 less $3.00:
•	if the average sales price is $6.92 per share, our net tangible book value (unaudited) as of March 31, 2007, would have been approximately $63.5 million, or $1.67 per share. This represents an immediate increase in the net tangible book value of $0.42 per share to existing stockholders and an immediate dilution of $5.25 per share to purchasers.
•	if the average sale price is $9.92 per share, our net tangible book value (unaudited) as of March 31, 2007, would have been approximately $72.1 million, or $1.89 per share. This represents an immediate increase in the net tangible book value of $0.64 per share to existing stockholders and an immediate dilution of $8.03 per share to purchasers.
•	if the average sale price is $3.92 per share, our net tangible book value (unaudited) as of March 31, 2007, would have been approximately $55.0 million, or $1.44 per share. This represents an immediate increase in the net tangible book value of $0.19 per share to existing stockholders and an immediate dilution of $2.48 per share to purchasers.
The following table illustrates this per share dilution under the three scenarios:

Assumed average sales price per share for this offering	$6.92	$9.92	$3.92

• Net tangible book value per share as of March 17, 2007	$1.25	$1.25	$1.25
• Increase in net tangible book value per share after the offering	$0.42	$0.64	$0.19

Net tangible book value per share after this offering	$1.67	$1.89	$1.44

Dilution per share to purchasers in this offering	$5.25	$8.03	$2.48

The description above assumes that we will sell all of the shares subject to the sales agreement with Cantor Fitzgerald. There is no assurance that we will sell any or all of the shares. If any shares are sold, the actual average price per share for the shares offered by this prospectus supplement may differ from the assumed average sales prices described above, and the actual dilution per share experienced by the purchasers may be different from the results set forth above.

S-1

PLAN OF DISTRIBUTION
     We have entered into a sales agreement, dated as of May 18, 2007, with Cantor Fitzgerald & Co. under which we may issue and sell up to 3,000,000 shares of our common stock from time to time through Cantor Fitzgerald & Co., as our agent for the offer and sale of the shares. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the Nasdaq Global Market, on any other existing trading market for our common stock, or through a market maker.
     From time to time during the term of the sales agreement, we may deliver a placement notice to Cantor Fitzgerald & Co. specifying the number of shares of our common stock to be sold and the minimum price below which sales may not be made. Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald & Co. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or Cantor Fitzgerald & Co. may suspend the offering of our common stock at any time upon proper notice to the other. Unless otherwise specified in the placement notice, settlement for sales of our common stock will occur on the third trading day following the date on which any sales were made.
     We will pay Cantor Fitzgerald & Co. commissions for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald & Co. will be entitled to compensation equal to 5% of the gross sales price per share of any common stock sold under the sales agreement. We estimate that the total expenses for the offering, excluding compensation payable to Cantor Fitzgerald & Co. under the terms of the sales agreement, will be approximately $150,000.
     Cantor Fitzgerald & Co. and its affiliates may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of our business.
     In connection with the sale of the our common stock hereunder, Cantor Fitzgerald & Co. may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor Fitzgerald & Co. may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Cantor Fitzgerald & Co. against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Cantor Fitzgerald & Co. for other specified expenses.
     The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common stock subject to the agreement or (2) termination of the sales agreement. The sales agreement may be terminated by us in our sole discretion at any time by giving notice to Cantor Fitzgerald & Co. Cantor Fitzgerald & Co. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving notice to us.
LEGAL MATTERS
     The legality of common stock offered by this prospectus supplement has been passed upon for us by Morgan, Lewis & Bockius LLP, San Francisco, California. As of May 17, 2007, members of Morgan, Lewis & Bockius LLP beneficially owned a total of approximately 411,360 shares of our common stock.

S-2

PROSPECTUS
SANGAMO BIOSCIENCES, INC.
$50,000,000
of
Common Stock and Warrants

     We may offer the shares of common stock and warrants to purchase shares of common stock covered by this prospectus from time to time in one or more issuances. We refer to the common stock and warrants to purchase common stock collectively as the “securities”.
     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add information or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference and described under the heading “Where You Can Find More Information” before you make your investment decision.
     We will sell the securities to underwriters or dealers, through agents, or directly to investors.
     An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 2.
     Our common stock trades on the Nasdaq National Market under the symbol SGMO. On May 25, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $6.03.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2006.

ABOUT THIS PROSPECTUS	1
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	1
ABOUT SANGAMO BIOSCIENCES, INC.	1
RISK FACTORS	2
USE OF PROCEEDS	2
PLAN OF DISTRIBUTION	2
THE SECURITIES WE MAY OFFER	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF WARRANTS	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND MORE INFORMATION	6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell any combination of securities described in this prospectus from time to time for an aggregate offering price of up to $50,000,000.
     You should rely only on the information contained in or specifically incorporated by reference into this prospectus or a supplement. No dealer, sales person or other individual has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us.
     This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
     The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
     Some statements contained in this prospectus and the information incorporated by reference into this prospectus are forward-looking with respect to our operations, research, development and commercialization activities and financial condition. Statements that are forward-looking in nature should be read with caution because they involve risks and uncertainties, which are included, for example, in specific and general discussions about:
•	our strategy;

•	product development and commercialization of our products;

•	clinical trials;

•	revenues from existing and new collaborations;

•	our research and development and other expenses;

•	sufficiency of our cash resources;

•	our operational and legal risks; and

•	our plans, objectives, expectations and intentions and any other statements that are not historical facts.
     Various terms and expressions similar to them are intended to identify these cautionary statements. These terms include: “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “should” and “will.” Actual results may differ materially from those expressed or implied in those statements. Factors that could cause these differences include, but are not limited to, those discussed under “Risk Factors.” Sangamo undertakes no obligation to publicly release any revisions to forward-looking statements to reflect events or circumstances arising after the date of this prospectus.
ABOUT SANGAMO BIOSCIENCES, INC.
     Sangamo is developing a new class of human therapeutics. We are a leader in the research, development, and commercialization of DNA-binding proteins for the therapeutic regulation and repair of disease-related genes. Our proprietary technology platform is based on the engineering of a naturally occurring class of proteins referred to as zinc finger DNA-binding proteins (ZFPs). We believe that ZFPs can be targeted to virtually any gene in the human genome or the genome of any other organism. Our scientists use engineered ZFPs to make ZFP transcription factors, or ZFP TFs, which are proteins that bind to DNA and are able to turn genes on or off. Additionally, ZFPs may be engineered to create zinc finger nucleases, or ZFNs. Engineered ZFNs can be used to cut genomic DNA at a pre-selected sequence location, facilitating either ZFN-mediated correction of genes that contain disease-causing mutations, or disruption of genes that facilitate or are responsible for disease pathology.
     We were incorporated in June 1995. From our inception through December 31, 2005, our activities related primarily to establishing and operating a biotechnology research and development organization and developing relationships with our corporate collaborators. Our scientific and business development endeavors currently focus on the engineering of novel ZFPs for the regulation and modification of genes. Our revenues have consisted primarily of revenues from our corporate partners for ZFP TFs and ZFNs, contractual payments from strategic partners for research programs and research milestones, and Federal government research grant funding.
     Our principal offices are located at 501 Canal Boulevard, Suite A100, Richmond, California 94804, and our telephone number there is (510) 970-6000.
RISK FACTORS
     An investment in the securities offered through this prospectus involves certain risks. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.
USE OF PROCEEDS
     Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including support for our continuing research and development, commercialization activities, business development activities, and, if opportunities arise, acquisitions of businesses, products, technologies or licenses that are complementary to our business.
PLAN OF DISTRIBUTION
     We may sell the securities being offered by us in this prospectus:
•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of these methods of sale.
     We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:
•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
     If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be sold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.
     If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.
     If indicated in the applicable prospectus supplement, we will authorize underwriters or their agents to solicit offers by certain institutional investors to purchase our securities pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
     Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
     Until the distribution of the securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities in accordance with Regulation M, but only in the case of a fixed-price offering. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
     If underwriters create a short position in the securities in connection with the offering thereof (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.
     Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’

short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.
     In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.
     Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
     The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.
THE SECURITIES WE MAY OFFER
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement; however, the prospectus supplement may not change the information related to our plan of distribution or the securities we are offering. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.
     We may sell from time to time, in one or more offerings, one or more of the following securities:
•	common stock; and

•	warrants to purchase common stock.
     These securities may be offered and sold from time to time for an aggregate offering price not to exceed $50,000,000.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON STOCK
     For a description of the material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock, please see the applicable prospectus supplement, as well as the description of our capital stock in our Registration Statement on Form 8-A dated March 31, 2000 which is incorporated by reference in this prospectus.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase common stock. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our common stock and is not entitled to any payments on any common stock issuable upon exercise of the warrants.
          The prospectus supplement relating to a series of warrants will describe the specific terms of the warrants including the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

•	the price at which and the currency in which the common stock purchasable upon exercise of the warrants may be purchased band the various factors considered in determining that price;

•	the dates on which the right to exercise the warrants will commence and expire and whether the exercise of warrants will be at the option of holders, at our option, or automatic;

•	whether the warrants are exercisable by payment of cash, surrender of other securities, or both;

•	provisions for changes to or adjustments in the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each such other security;

•	if applicable, the date on and after which the warrants and the related other securities will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, and

•	limitations relating to the exchange or exercise of the warrants.
LEGAL MATTERS
          The legality of the securities offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, San Francisco, California. As of May 26, 2006, members of Morgan, Lewis & Bockius LLP beneficially owned a total of 401,360 shares of our common stock.
EXPERTS
          The consolidated financial statements of Sangamo Biosciences, Inc. appearing in Sangamo Biosciences, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Sangamo Biosciences, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus.
          We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the Commission’s web site at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The Securities and Exchange Commission allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, and any future filings (other than the portions thereof deemed to be “furnished” to the Commission pursuant to Item 2.02 or Item 7.01 of Current Report on Form 8-K) we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:
          our annual report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 16, 2006;
          our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;
          our current report on Form 8-K filed with the SEC on April 27, 2006; and
          the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934 with the Commission on March 31, 2000, including any amendment or reports filed for the purpose of updating such description
          To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.
          We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:
Sangamo BioSciences
501 Canal Boulevard, Suite A100
Richmond, CA 94804
(510) 970-6000